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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

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Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Triad Park, LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                          The Kontrabecki Group, Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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NEWS RELEASE

FOR IMMEDIATE RELEASE--
FROM THE KONTRABECKI GROUP, INC.


Contacts:

John Kontrabecki
The Kontrabecki Group, Inc.
650-372-1222

Mark Harnett
MacKenzie Partners, Inc.
212-929-5877


                           TKG MATCHES BLUM GROUP BID
                                 FOR TRIAD PARK

                            WILL PAY $1.74 PER SHARE


     San Mateo, Calif. (Friday, March 27, 1998). The Kontrabecki Group, Inc.
(TKG) today announced that it will pay $1.74 per share to complete its acquisition of Triad Park, LLC (ticker: TDPK). This matches the price that a group led by Richard C. Blum & Associates, L.P. yesterday announced it was prepared to offer in a tender offer to be commenced at a later date.

     The special meeting of Triad Park shareholders to vote on the TKG-Triad Park merger is scheduled for 4 p.m. tomorrow, Saturday, March 28, 1998. TKG intends to complete its acquisition of Triad Park by March 31, 1998. Triad Park shareholders will receive TKG's payment for their shares as soon as practicable after that date.

     John Kontrabecki, president of TKG, urged Triad Park shareholders to vote immediately in favor of the TKG-Triad Park merger agreement. "Shareholders who have already voted in favor of the TKG-Triad Park merger should keep their votes in place. Shareholders who have not yet voted should immediately vote in favor of TKG's proposal by returning their proxies immediately in favor of the TKG-Triad Park merger agreement."

     For additional information, please contact Mark Harnett of MacKenzie Partners at 212-929-5877 or John Kontrabecki of TKG at 650-372-1222.